Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-3 of Glu Mobile Inc. of our report, dated July 16, 2014, relating to the consolidated balance sheet of PlayFirst, Inc. as of December 31, 2013, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and to the reference to our Firm under the caption “Experts.”

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

November 4, 2014